Exhibit 99.1

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340
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For Immediate Release	Investor/Media Contact: Kevin Kim 608-278-6148

Spectrum Brands Holdings Reports Fiscal 2020 Third Quarter Results

•Delivers Strong Third Quarter Results in Light of COVID-19 Challenges Thanks to Team Resiliency, Strong Culture and Operational Excellence
•Net Sales Decreased 3.7% and Organic Net Sales Decreased 2.9%
•GAAP Operating Income Increased 1.9%, Driven by Lower Restructuring Costs
•Adjusted EBITDA Decreased 4.9%, Driven by Temporary COVID-19 Related Supply Disruptions from Hardware & Home Improvement Despite Growth from All Other Segments
•Maintained Strong Financial Flexibility with Over $800 million of Total Liquidity
Middleton, WI, July 31, 2020 - Spectrum Brands Holdings, Inc. (NYSE: SPB; “Spectrum Brands” or the “Company”), a leading global branded consumer products and home essentials company focused on driving innovation and providing exceptional customer service, today reported results from continuing operations for the third quarter of fiscal 2020 ended June 28, 2020.

“Our results reflect strong demand that accelerated through the course of the quarter. Simply put, we have embraced our position as a home essentials company and instead of pulling back in the face of COVID-19 challenges, we are continuing our drive to add talent, create new innovative products and improve our operating model. In addition, in the last 60 days and ramping up in the current quarter, we have committed to significant increases in our advertising investments to meaningfully increase our long-term organic growth. The actions of our Spectrum Brands family reflect resilience and operational excellence in this ever-evolving environment. This included adopting safety protocols in this new COVID-19 environment, navigating temporary government mandated factory closures impacting Hardware and Home Improvement ("HHI"), and balancing strong underlying demand including large mix shifts. The temporary COVID-19 related supply disruptions from HHI negatively impacted results, but we believe the situation is largely resolved and supply is expected to be caught up by our fiscal first quarter,” said David Maura, Chairman and Chief Executive Officer of Spectrum Brands.

“Three of our four business units generated healthy sales growth rates and despite COVID-19 related challenges, our global team generated financial performance consistent with the prior year. Importantly, e-commerce continued to generate exceptional growth across all businesses, with sales up 44% compared to the prior year. Total demand remains strong with July net sales up across all business units.

"In addition to our operating accomplishments, on June 30th we completed a strategic refinancing of our balance sheet by entering into a new $600 million 5-year revolving credit facility. We also issued a new 10-year, $300 million senior unsecured bond, putting the Company in an improved, longer term capital structure with the next maturity coming in 2024.

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"Our future is bright as a home essentials company and we believe we remain well-positioned financially and operationally to drive long-term, sustainable organic growth," said Mr. Maura.

Fiscal 2020 Third Quarter Highlights

	Three Month Periods Ended
(in millions, except per share and %)	June 28, 2020	June 30, 2019	Variance
Net sales	$984.3	$1,022.2	$(37.9)	(3.7)%
Gross profit	348.9	361.0	(12.1)	(3.4)%
Operating income	94.6	92.8	1.8	1.9%
Net income (loss) from continuing operations	137.6	(24.7)	162.3	n/m
Diluted earnings (loss) per share from continuing operations	$3.18	$(0.51)	$3.69	n/m
Non-GAAP Operating Metrics
Adjusted EBITDA from continuing operations	$164.4	$172.9	$(8.5)	(4.9)%
Adjusted EPS from continuing operations	$1.36	$1.35	$0.01	0.7%
n/m = not meaningful
•Net sales decreased 3.7%. Excluding the impact of $11.0 million of unfavorable foreign exchange rates and acquisition sales of $2.9 million, organic net sales decreased 2.9%, with growth in Global Pet Care, Home & Personal Care and Home & Garden, offset by a decline in HHI due to supply challenges. In total, the Company estimates that the negative COVID-19 impact from supply disruptions to revenue in the quarter was more than $100 million.
•Gross profit margin increased 10 basis points despite supply disruptions from HHI due to favorable product mix and improved productivity.
•Operating income growth of 1.9% was driven by lower restructuring costs, partially offset by the supply disruptions in HHI.
•Net income and diluted earnings per share increases were driven by gains on the Company’s holdings of Energizer common stock, gain from the extinguishment of Salus CLO debt and lower shares outstanding.
•Adjusted EBITDA decreased 4.9% and adjusted EBITDA margins decreased 20 basis points. The decline in HHI was partially offset by growth from Global Pet Care, Home & Personal Care and Home & Garden. In total, the Company estimates that the negative COVID-19 impact from supply disruptions to operating income and adjusted EBITDA in the quarter was more than $30 million.
•Adjusted diluted EPS increased 0.7% as favorable product mix, improved productivity and lower shares outstanding was partially offset by supply disruptions from HHI.
•The Company sold 1.1 million shares of Energizer common stock for proceeds of $50 million and ended the quarter with approximately 3.1 million shares.
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Fiscal 2020 Third Quarter Segment Level Data
Hardware & Home Improvement (HHI)
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	Three Month Periods Ended
(in millions, except %)	June 28, 2020	June 30, 2019	Variance
Net Sales	$281.6	$354.6	$(73.0)		(20.6)%
Operating Income	35.0	57.6	(22.6)		(39.2)%
Operating Income Margin	12.4%	16.2%	(380)	bps
Adjusted EBITDA	$43.6	$67.7	$(24.1)		(35.6)%
Adjusted EBITDA Margin	15.5%	19.1%	(360)	bps
n/m = not meaningful

Net sales were primarily impacted by declines in the security category, as COVID-19 related disruptions from temporary government ordered shutdowns limited supply levels from manufacturing facilities in Mexico and the Philippines. Builders hardware grew, driven by new product introductions in the home center channel and online sales. The plumbing category declined slightly due to delays from Asia based supply chain constraints. Organic net sales decreased 20.4% with slightly unfavorable foreign exchange impacts. Customer demand in security remains strong, and the Company expects a significant improvement in shipments given strong orders and improved factory output.
Significantly lower operating income, adjusted EBITDA and margins were primarily driven by negative volumes from supply disruptions and incremental costs related to COVID-19.
Home & Personal Care (HPC)

	Three Month Periods Ended
(in millions, except %)	June 28, 2020	June 30, 2019	Variance
Net Sales	$250.6	$243.4	$7.2		3.0%
Operating Income	11.3	5.7	5.6		98.2%
Operating Income Margin	4.5%	2.3%	220	bps
Adjusted EBITDA	$25.0	$18.2	$6.8		37.4%
Adjusted EBITDA Margin	10.0%	7.5%	250	bps
n/m = not meaningful
Net sales were driven by strong growth in small appliances, partially offset by a moderate decline in personal care related to inventory constraints attributable to COVID-19 disruptions despite growth in customer demand. E-commerce sales also continued to drive top-line results globally. Strong net sales growth in the U.S. for small appliances was driven by mass, online and discount channels. Excluding unfavorable foreign exchange impacts of $8.6 million, organic net sales grew 6.5%.
Improved operating income, adjusted EBITDA and margins were driven by higher volumes, mix favorability and productivity improvements, partially offset by foreign exchange headwinds. Improved results were also driven by a benefit from retrospective tariff exclusions.
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Global Pet Care (GPC)
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	Three Month Periods Ended
(in millions, except %)	June 28, 2020	June 30, 2019	Variance
Net Sales	$241.5	$221.7	$19.8		8.9%
Operating Income	36.4	26.5	9.9		37.4%
Operating Income Margin	15.1%	12.0%	310	bps
Adjusted EBITDA	$50.6	$39.0	$11.6		29.7%
Adjusted EBITDA Margin	21.0%	17.6%	340	bps
n/m = not meaningful
Higher net sales were attributable to continued growth in each of the aquatic and companion animal categories, with continued strong growth in e-commerce sales. High single-digit percentage growth in companion animal was broad based, while the double-digit percentage growth in aquatics was driven by a surge in GloFish live fish sales, along with unprecedented demand for aquatics and reptile kits and equipment. Excluding unfavorable foreign exchange impacts of $1.5 million and acquisition sales of $2.9 million, organic net sales grew 8.3%.
Higher operating income, adjusted EBITDA and margins were driven by volume growth, productivity improvements and positive pricing, partially offset by higher tariff costs. Operating income was also negatively impacted by restructuring and transaction costs associated with the Omega Sea acquisition and European dog and cat food manufacturing operations divestiture.
Home & Garden (H&G)

	Three Month Periods Ended
(in millions, except %)	June 28, 2020	June 30, 2019	Variance
Net Sales	$210.6	$202.5	$8.1		4.0%
Operating Income	50.4	48.0	2.4		5.0%
Operating Income Margin	23.9%	23.7%	20	bps
Adjusted EBITDA	$55.5	$53.3	$2.2		4.1%
Adjusted EBITDA Margin	26.4%	26.3%	10	bps
n/m = not meaningful
Net sales grew across all three categories - controls, household insecticides and repellents. Strong point of sale in the quarter was driven by growth across mass, home center and online growth, as well as more favorable weather patterns.
Higher operating income, adjusted EBITDA and margins were driven by higher pricing, favorable mix, volume growth and productivity improvements, despite headwinds from higher manufacturing, tariff costs and significantly higher marketing investments.

Liquidity and Debt
Spectrum Brands continues to build meaningful financial flexibility with a strong balance sheet, including sequentially improving its liquidity position and maintaining ample flexibility on debt covenants. The
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Company ended Q3 with net leverage of below 4x and expects to end the fiscal year at the midpoint of net leverage target of 3.5x-4x.

As of the end of the quarter, the Company had a cash balance of $466 million and approximately $2,720 million of debt outstanding, consisting of approximately $2,027 million of senior unsecured notes, $528.0 million of Revolver borrowings and approximately $165 million of capital leases and other obligations.

On June 30, 2020, the Company successfully extended the maturity of its debt profile by refinancing its existing $890 million cash flow revolver, with a new 5-year $600 million cash flow revolver and issued $300 million of new 5.50% senior unsecured notes due in 2030.

Conference Call/Webcast Scheduled for 9:00 A.M. Eastern Time Today
Spectrum Brands will host an earnings conference call and webcast at 9:00 a.m. Eastern Time today, July 31, 2020. To access the live conference call, U.S. participants may call 877-604-7329 and international participants may call 602-563-8688. The conference ID number is 2130597. A live webcast and related presentation slides will be available by visiting the Event Calendar page in the Investor Relations section of Spectrum Brands’ website at www.spectrumbrands.com.
A replay of the live webcast also will be accessible through the Event Calendar page in the Investor Relations section of the Company’s website. A telephone replay of the conference call will be available through August 14. To access this replay, participants may call 855-859-2056 and use the same conference ID number.

About Spectrum Brands Holdings, Inc.
Spectrum Brands Holdings, a member of the Russell 1000 Index, is a leading supplier of residential locksets, residential builders’ hardware, plumbing, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, and personal insect repellents. Helping to meet the needs of consumers worldwide, Spectrum Brands offers a broad portfolio of market-leading, well-known and widely trusted brands including Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister®, Remington®, George Foreman®, Russell Hobbs®, Black+Decker®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, IAMS® and Eukanuba® (Europe only), Digest-eeze™, Healthy-Hide®, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot®, Black Flag® and Liquid Fence®. For more information, please visit www.spectrumbrands.com. Spectrum Brands – A Home Essentials Company™

Non-GAAP Measurements
Management believes that certain non-GAAP financial measures may be useful in providing additional meaningful comparisons between current results and results in prior periods. Management believes that
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organic net sales provide for a more complete understanding of underlying business trends of regional and segment performance by excluding the impact of currency exchange rate fluctuations and the impact of acquisitions. In addition, within this release, including the supplemental information attached hereto, reference is made to adjusted diluted EPS, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA margin. Adjusted EBITDA is a metric used by management to evaluate segment performance and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA also is one of the measures used for determining compliance with the Company’s debt covenants. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period. Adjusted EBITDA margin reflects adjusted EBITDA as a percentage of net sales of the Company. The Company’s management uses adjusted diluted EPS as one means of analyzing the Company’s current and future financial performance and identifying trends in its financial condition and results of operations. Management believes that adjusted diluted EPS is a useful measure for providing further insight into our operating performance because it eliminates the effects of certain items that are not comparable from one period to the next. An income tax adjustment is included in adjusted diluted EPS to exclude the impact of the valuation allowance against deferred taxes and other tax-related items in order to reflect a normalized ongoing effective tax rate. The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results. Other Supplemental Information has been provided to demonstrate reconciliation of non-GAAP measurements discussed above to most relevant GAAP financial measurements.

Forward-Looking Statements

We have made, implied or incorporated by reference certain forward-looking statements in this document. All statements, other than statements of historical facts included or incorporated by reference in this document, without limitation, statements or expectations regarding our Global Productivity Improvement Plan, our business strategy, future operations, financial condition, estimated revenues, projected costs, projected synergies, prospects, plans and objectives of management, information concerning expected actions of third parties, retention and future compensation of key personnel, our ability to meet environmental, social, and governance goals, the expected impact of the COVID-19 pandemic, economic, social, and political conditions or civil unrest in the U.S. and other countries, and other statements regarding the Company's ability to meet its expectations for its fiscal 2020 are forward-looking statements. When used in this document, the words future, anticipate, pro forma, seeks, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, goal, target, could, would, will, can, should, may and similar expressions are also intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Since these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control
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and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation: (1) the impact of the COVID-19 pandemic on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition, and results of operations, all of which tend to aggravate the other risks and uncertainties we face; (2) the impact of our indebtedness on our business, financial condition and results of operations; (3) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (4) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (5) the effects of general economic conditions, including the impact of, and changes to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or monetary or fiscal policies in the countries where we do business; (6) the impact of fluctuations in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (7) interest rate and exchange rate fluctuations; (8) the loss of, significant reduction in, or dependence upon, sales to any significant retail customer(s); (9) competitive promotional activity or spending by competitors, or price reductions by competitors; (10) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (11) the impact of actions taken by significant stockholders; (12) changes in consumer spending preferences and demand for our products, particularly in light of the COVID-19 pandemic and economic stress; (13) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (14) our ability to successfully identify, implement, achieve and sustain productivity improvements (including our Global Productivity Improvement Plan), cost efficiencies (including at our manufacturing and distribution operations) and cost savings; (15) the seasonal nature of sales of certain of our products; (16) the effects of climate change and unusual weather activity, as well as further natural disasters and pandemics; (17) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (18) our discretion to conduct, suspend or discontinue our share repurchase program (including our discretion to conduct purchases, if any, in a variety of manners including open-market purchases or privately negotiated transactions); (19) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (20) the impact of existing, pending or threatened litigation, government regulations or other requirements or operating standards applicable to our business; (21) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new and increasingly complex global data privacy regulations; (22) changes in accounting policies applicable to our business; (23) our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income; (24) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (25) our ability to successfully implement further acquisitions or dispositions and the impact of any such transactions on our financial performance; (26) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; (27) the impact of economic, social and political conditions or civil unrest in the U.S. and other countries; (28) the effects of political or economic conditions, terrorist attacks, acts of war, natural disasters, public health concerns or other unrest in international markets; (29) our ability to achieve our goals regarding environmental, social and governance practices; (30) our increased reliance on third party partners, suppliers, and distributors to achieve our business objectives; and (31) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including the 2019 Annual Report and the Second Quarter 10-Q.
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Some of the above-mentioned factors are described in further detail in the sections entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

# # #
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SPECTRUM BRANDS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Month Periods Ended		Nine Month Periods Ended
(in millions, except per share amounts)	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Net Sales	$984.3	$1,022.2	$2,793.6	$2,809.2
Cost of goods sold	635.7	660.7	1,834.2	1,835.3
Restructuring and related charges	(0.3)	0.5	12.5	1.5
Gross profit	348.9	361.0	946.9	972.4
Selling	141.3	152.1	437.4	459.1
General and administrative	83.6	80.6	245.7	263.6
Research and development	9.7	10.5	29.7	32.7
Restructuring and related charges	12.5	20.2	49.1	40.7
Transaction related charges	6.1	4.8	17.4	16.4
Loss on assets held for sale	1.1	—	26.8	—
Write-off from impairment of intangible assets	—	—	24.2	—
Total operating expenses	254.3	268.2	830.3	812.5
Operating income	94.6	92.8	116.6	159.9
Interest expense	36.1	33.9	106.5	185.1
Gain from extinguishment of Salus CLO debt	(76.2)	—	(76.2)	—
Other non-operating (income) expense, net	(56.5)	39.4	10.2	64.2
Income (loss) from continuing operations before income taxes	191.2	19.5	76.1	(89.4)
Income tax expense	53.6	44.2	35.3	18.2
Net income (loss) from continuing operations	137.6	(24.7)	40.8	(107.6)
Income (loss) from discontinued operations, net of tax	8.0	(1.2)	12.2	699.1
Net income (loss)	145.6	(25.9)	53.0	591.5
Net income attributable to non-controlling interest	0.5	—	0.6	1.2
Net income (loss) attributable to controlling interest	$145.1	$(25.9)	$52.4	$590.3
Amounts attributable to controlling interest
Net income (loss) from continuing operations attributable to controlling interest	$137.1	$(24.7)	$40.2	$(108.8)
Net income (loss) from discontinued operations attributable to controlling interest	8.0	(1.2)	12.2	699.1
Net income (loss) attributable to controlling interest	$145.1	$(25.9)	$52.4	$590.3
Earnings Per Share
Basic earnings per share from continuing operations	$3.19	$(0.51)	$0.89	$(2.12)
Basic earnings per share from discontinued operations	0.18	(0.02)	0.27	13.62
Basic earnings per share	$3.37	$(0.53)	$1.16	$11.50
Diluted earnings per share from continuing operations	$3.18	$(0.51)	$0.89	$(2.12)
Diluted earnings per share from discontinued operations	0.18	(0.02)	0.27	13.62
Diluted earnings per share	$3.36	$(0.53)	$1.16	$11.50
Weighted Average Shares Outstanding
Basic	43.1	48.8	45.3	51.3
Diluted	43.2	48.8	45.4	51.3

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SPECTRUM BRANDS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

	Nine Month Periods Ended
(in millions)	June 28, 2020	June 30, 2019
Cash flows from operating activities
Net cash provided (used) by operating activities from continuing operations	$35.4	$(186.1)
Net cash used by operating activities from discontinued operations	—	(250.4)
Net cash provided (used) by operating activities	35.4	(436.5)
Cash flows from investing activities
Purchases of property, plant and equipment	(44.5)	(40.3)
Proceeds from disposal of property, plant and equipment	0.7	0.1
Proceeds from sale of assets held for sale	30.1	—
Proceeds from sale of discontinued operations, net of cash	3.6	2,854.4
Business acquisitions, net of cash acquired	(17.0)	—
Proceeds from sale of equity investment	68.0	—
Other investing activity	2.5	(0.2)
Net cash provided by investing activities from continuing operations	43.4	2,814.0
Net cash used by investing activities from discontinued operations	—	(5.4)
Net cash provided by investing activities	43.4	2,808.6
Cash flows from financing activities
Payment of debt, including premium on extinguishment	(132.7)	(2,475.1)
Proceeds from issuance of debt	528.0	54.0
Payment of debt issuance costs	(0.8)	(0.1)
Payment of contingent consideration	(197.0)	—
Treasury stock purchases	(239.8)	(268.5)
Accelerated share repurchase	(125.0)	—
Dividends paid to shareholders	(57.2)	(65.1)
Share based award tax withholding payments, net of proceeds upon vesting	(12.6)	(3.3)
Other financing activities, net	—	(8.9)
Net cash used by financing activities from continuing operations	(237.1)	(2,767.0)
Net cash used by financing activities from discontinued operations	—	(2.2)
Net cash used by financing activities	(237.1)	(2,769.2)
Effect of exchange rate changes on cash and cash equivalents	—	(2.9)
Net change in cash, cash equivalents and restricted cash in continuing operations	(158.3)	(400.0)
Cash, cash equivalents, and restricted cash, beginning of period	627.1	561.4
Cash, cash equivalents, and restricted cash, end of period	$468.8	$161.4
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SPECTRUM BRANDS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(in millions)	June 28, 2020	September 30, 2019
Assets
Cash and cash equivalents	$465.9	$627.1
Trade receivables, net	446.8	356.7
Other receivables	91.2	74.2
Inventories	568.1	548.4
Prepaid expenses and other current assets	58.6	53.5
Total current assets	1,630.6	1,659.9
Property, plant and equipment, net	394.6	452.9
Operating lease assets	92.4	—
Investments	142.9	230.8
Deferred charges and other	74.0	67.2
Goodwill	1,327.9	1,328.1
Intangible assets, net	1,440.2	1,507.1
Total assets	$5,102.6	$5,246.0
Liabilities and Shareholders' Equity
Current portion of long-term debt	$13.9	$136.9
Accounts payable	446.2	456.8
Accrued wages and salaries	66.7	72.1
Accrued interest	36.7	29.3
Indemnification payable to Energizer	34.0	230.8
Other current liabilities	184.8	214.2
Total current liabilities	782.3	1,140.1
Long-term debt, net of current portion	2,677.2	2,214.4
Long-term operating lease liabilities	78.7	—
Deferred income taxes	64.8	50.6
Other long-term liabilities	114.1	112.0
Total liabilities	3,717.1	3,517.1
Shareholders' equity	1,376.9	1,720.9
Non-controlling interest	8.6	8.0
Total equity	1,385.5	1,728.9
Total liabilities and equity	$5,102.6	$5,246.0
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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED DILUTED EPS
We define adjusted diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that adjusted diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. Adjustments to diluted EPS include the following:
•Restructuring and related charges, which consist of project costs associated with the restructuring initiatives across the Company's segments;
•Transaction related charges that consist of (1) transaction costs from qualifying acquisition transactions during the period, or subsequent integration related project costs directly associated with an acquired business; and (2) divestiture related transaction costs that are recognized in continuing operations and post-divestiture separation costs consisting of incremental costs to facilitate separation of shared operations, including development of transferred shared service operations, platforms and personnel transferred as part of the divestitures and exiting of transition service arrangements (TSAs) and reverse TSAs;
•Gains and losses attributable to the Company’s investment in Energizer common stock, acquired as part of consideration received from the Company’s sale and divestiture of GAC during the year ended September 30, 2019;
•Non-cash purchase accounting inventory adjustments recognized in earnings from continuing operations subsequent to an acquisition (when applicable);
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations (when applicable);
•Foreign currency gains and losses attributable to multicurrency loans for the three and nine month periods ended June 28, 2020 and June 30, 2019, that were entered into with foreign subsidiaries in exchange for receipt of divestiture proceeds by the parent company and the distribution of the respective foreign subsidiaries’ net assets as part of the GBL and GAC divestitures during the year ended September 30, 2019. The Company has entered into various hedging arrangements to mitigate the volatility of foreign exchange risk associated with such loans;
•Legal and litigation costs associated with Salus during the three and nine month periods ended June 28, 2020 and June 30, 2019 as they are not considered a component of the continuing commercial products company, but continue to be consolidated by the Company until the Salus operations can be wholly dissolved and/or deconsolidated;
•Incremental interest costs recognized for the extinguishment of the 6.625% Notes, including the cash payment of premium from early extinguishment and non-cash write-off of debt issuance costs during the nine month period ended June 28, 2020;
•Gain on extinguishment of the Salus CLO debt due to the discharge of the obligation during the three month period ended June 28, 2020; and
•Other adjustments primarily consisting of costs attributable to (1) expenses and cost recovery for flood damage at Company facilities in Middleton, Wisconsin during the three and nine month periods ended June 30, 2019; (2) incremental costs for separation of a key executive during the nine month periods ended June 28, 2020 and June 30, 2019; (3) incremental costs associated with a safety recall in GPC during the three and nine month periods ended June 30, 2019; (4) operating margin on H&G sales to GAC discontinued operations during the three and nine month period ended June 30, 2019; and (5) certain fines and penalties for delayed shipments following the completion of a GPC distribution center consolidation in EMEA during the nine month period ended June 30, 2019.
Income tax adjustment to diluted EPS is to exclude the impact of adjusting the valuation allowance against deferred taxes and other tax related items in order to reflect a normalized ongoing effective tax rate of 25.0% for the three and nine month periods ended June 28, 2020 and June 30, 2019 based upon enacted corporate tax rate in the United States.
The following is a reconciliation of reported diluted EPS from continuing operations to adjusted diluted EPS from continuing operations for the three and nine month periods ended June 28, 2020 and June 30, 2019.

	Three Month Periods Ended		Nine Month Periods Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Diluted EPS from continuing operations, as reported	$3.18	$(0.51)	$0.89	$(2.12)
Adjustments:
Restructuring and related charges	0.28	0.42	1.36	0.82
Transaction related charges	0.14	0.10	0.38	0.32
Debt refinancing costs	—	—	0.06	0.99
(Gain) Loss on Energizer investment	(1.39)	0.68	0.18	0.75
Loss on assets held for sale	0.03	—	0.59	—
Write-off from impairment of intangible assets	—	—	0.53	—
Foreign currency change on multicurrency divestiture loans	0.10	0.16	0.11	0.58
Salus	—	0.03	0.01	0.02
Salus CLO debt extinguishment	(1.76)	—	(1.68)	—
GPC safety recall	—	—	—	0.01
Depreciation & amortization on HPC long-lived assets	—	—	—	0.56
Other	—	0.01	0.01	0.07
Income tax adjustment	0.78	0.46	(0.03)	(0.24)
Total adjustments	(1.82)	1.86	1.52	3.88
Diluted EPS from continuing operations, as adjusted	$1.36	$1.35	$2.41	$1.76

Page 12 / 17

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED DILUTED EPS (continued)
The following summarizes transaction related charges for the three and nine month periods ended June 28, 2020 and June 30, 2019:
໿

	Three Month Periods Ended		Nine Month Periods Ended
(in millions)	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Coevorden operations divestiture	$1.7	$—	$3.4	$—
GBL divestiture	2.5	3.3	7.6	5.8
Omega Sea acquisition	0.1	—	1.5	—
Other	1.8	1.5	4.9	10.6
Total transaction-related charges	$6.1	$4.8	$17.4	$16.4
The following summarizes restructuring and related charges for the three and nine month periods ended June 28, 2020 and June 30, 2019:
໿

	Three Month Periods Ended		Nine Month Periods Ended
(in millions)	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Global productivity improvement plan	$12.2	$19.6	$60.1	$38.1
Other restructuring activities	—	1.1	1.5	4.1
Total restructuring and related charges	$12.2	$20.7	$61.6	$42.2

Page 13 / 17

NET SALES AND ORGANIC NET SALES
The following is a summary of net sales by segment for the three and nine month periods ended June 28, 2020 and June 30, 2019:

	Three Month Periods Ended				Nine Month Periods Ended
(in millions, except %)	June 28, 2020	June 30, 2019	Variance		June 28, 2020	June 30, 2019	Variance
HHI	$281.6	$354.6	(73.0)	(20.6)%	$908.4	$990.7	(82.3)	(8.3)%
HPC	250.6	243.4	7.2	3.0%	805.4	782.3	23.1	3.0%
GPC	241.5	221.7	19.8	8.9%	684.2	641.3	42.9	6.7%
H&G	210.6	202.5	8.1	4.0%	395.6	394.9	0.7	0.2%
Net Sales	$984.3	$1,022.2	(37.9)	(3.7)%	$2,793.6	$2,809.2	(15.6)	(0.6)%
We define organic net sales as reported net sales excluding the effect of changes in foreign currency exchange rates and acquisitions. We believe this non-GAAP measure provides useful information to investors because it reflects regional and operating segment performance from our activities without the effect of changes in currency exchange rate and/or acquisitions. We use organic net sales as one measure to monitor and evaluate our regional and segment performance. Organic growth is calculated by comparing organic net sales to reported net sales in the prior year. The effect of changes in currency exchange rates is determined by translating the period’s net sales using the currency exchange rates that were in effect during the prior period. Net sales are attributed to the geographic regions based on the country of destination. We exclude net sales from acquired businesses in the current year for which there are no comparable sales in the prior period. The following is a reconciliation of reported sales to organic sales for the three and nine month periods ended June 28, 2020 compared to reported net sales for the three and nine month periods ended June 30, 2019:

	June 28, 2020
Three Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Net Sales Excluding Effect of Changes in Currency	Effect of Acquisitions	Organic Net Sales	Net Sales June 30, 2019	Variance
HHI	$281.6	$0.8	$282.4	$—	$282.4	$354.6	$(72.2)	(20.4)%
HPC	250.6	8.6	259.2	—	259.2	243.4	15.8	6.5%
GPC	241.5	1.5	243.0	(2.9)	240.1	221.7	18.4	8.3%
H&G	210.6	0.1	210.7	—	210.7	202.5	8.2	4.0%
Total	$984.3	$11.0	$995.3	$(2.9)	$992.4	$1,022.2	$(29.8)	(2.9)%

	June 28, 2020
Nine Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Net Sales Excluding Effect of Changes in Currency	Effect of Acquisitions	Organic Net Sales	Net Sales June 30, 2019	Variance
HHI	$908.4	$0.8	$909.2	$—	$909.2	$990.7	$(81.5)	(8.2)%
HPC	805.4	19.4	824.8	—	824.8	782.3	42.5	5.4%
GPC	684.2	4.3	688.5	(3.7)	684.8	641.3	43.5	6.8%
H&G	395.6	0.1	395.7	—	395.7	394.9	0.8	0.2%
Total	$2,793.6	$24.6	$2,818.2	$(3.7)	$2,814.5	$2,809.2	$5.3	0.2%
Page 14 / 17

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization) is a non-GAAP metric used by management that we believe provides useful information to investors because it reflects ongoing operating performance and trends of our segments excluding certain non-cash based expenses and/or non-recurring items during each of the comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Further, adjusted EBITDA is a measure used for determining the Company’s debt covenant. EBITDA is calculated by excluding the Company’s income tax expense, interest expense, depreciation expense and amortization expense (from intangible assets) from net income. Adjusted EBITDA further excludes the following:
•Stock based and other incentive compensation costs that consist of costs associated with long-term compensation arrangements and other equity based compensation based upon achievement of long-term performance metrics; and generally consist of non-cash, stock-based compensation. During the year ending September 30, 2019, the Company issued certain incentive bridge awards due to changes in the Company’s long-term compensation plans that allow for cash based payment upon employee election which have been included in the adjustment but do not qualify for shared-based compensation;
•Restructuring and related charges, which consist of project costs associated with the restructuring initiatives across the Company's segments;
•Transaction related charges that consist of (1) transaction costs from qualifying acquisition transactions during the period, or subsequent integration related project costs directly associated with an acquired business; and (2) divestiture related transaction costs that are recognized in continuing operations and post-divestiture separation costs consisting of incremental costs to facilitate separation of shared operations, including development of transferred shared service operations, platforms and personnel transferred as part of the divestitures and exiting of transition service arrangements (TSAs) and reverse TSAs;
•Gains and losses attributable to the Company’s investment in Energizer common stock, acquired as part of consideration received from the Company’s sale and divestiture of GAC during the year ended September 30, 2019;
•Non-cash purchase accounting inventory adjustments recognized in earnings from continuing operations subsequent to an acquisition (when applicable);
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations (when applicable);
•Foreign currency gains and losses attributable to multicurrency loans for the three and nine month periods ended June 28, 2020 and June 30, 2019, that were entered into with foreign subsidiaries in exchange for receipt of divestiture proceeds by the parent company and the distribution of the respective foreign subsidiaries’ net assets as part of the GBL and GAC divestitures during the year ended September 30, 2019. The Company has entered into various hedging arrangements to mitigate the volatility of foreign exchange risk associated with such loans;
•Legal and litigation costs associated with Salus during the three and nine month periods ended June 28, 2020 and June 30, 2019 as they are not considered a component of the continuing commercial products company, but continue to be consolidated by the Company until the Salus operations can be wholly dissolved and/or deconsolidated;
•Gain on extinguishment of the Salus CLO debt due to the discharge of the obligation during the three month period ended June 28, 2020; and
•Other adjustments primarily consisting of costs attributable to (1) expenses and cost recovery for flood damage at Company facilities in Middleton, Wisconsin during the three and nine month periods ended June 28, 2020 and June 30, 2019; (2) incremental costs for separation of a key executive during the three and nine month periods ended June 28, 2020 and June 30, 2019; (3) incremental costs associated with a safety recall in GPC during the three and nine month periods ended June 30, 2019; (4) operating margin on H&G sales to GAC discontinued operations during the three and nine month period ended June 30, 2019; and (5) certain fines and penalties for delayed shipments following the completion of a GPC distribution center consolidation in EMEA during the nine month period ended June 30, 2019.
Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of reported net sales for the respective periods.

Page 15 / 17

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) to adjusted EBITDA for the three month periods ended June 28, 2020 and June 30, 2019, including the calculation of adjusted EBITDA margin for each of the respective periods.
໿
໿

Three Month Period Ended June 28, 2020 (in millions, except %)	HHI	HPC	GPC	H&G	Corporate	Consolidated
Net income from continuing operations	$34.8	$12.9	$35.8	$50.4	$3.7	$137.6
Income tax expense	—	—	—	—	53.6	53.6
Interest expense	—	—	—	—	36.1	36.1
Depreciation and amortization	8.5	8.7	9.2	5.1	3.5	35.0
EBITDA	43.3	21.6	45.0	55.5	96.9	262.3
Share and incentive based compensation	—	—	—	—	14.2	14.2
Restructuring and related charges	0.3	0.7	2.1	—	9.1	12.2
Transaction related charges	—	3.0	2.4	—	0.7	6.1
Gain on Energizer investment	—	—	—	—	(60.1)	(60.1)
Loss on assets held for sale	—	—	1.1	—	—	1.1
Foreign currency translation on multicurrency divestiture loans	—	(0.3)	—	—	4.8	4.5
Salus	—	—	—	—	0.2	0.2
Salus CLO debt extinguishment	—	—	—	—	(76.2)	(76.2)
Other	—	—	—	—	0.1	0.1
Adjusted EBITDA	$43.6	$25.0	$50.6	$55.5	$(10.3)	$164.4
Net Sales	$281.6	$250.6	$241.5	$210.6	$—	$984.3
Adjusted EBITDA Margin	15.5%	10.0%	21.0%	26.4%	—	16.7%

Three Month Period Ended June 30, 2019 (in millions, except %)	HHI	HPC	GPC	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$58.2	$5.7	$25.9	$48.0	$(162.5)	$(24.7)
Income tax expense	—	—	—	—	44.2	44.2
Interest expense	—	—	—	—	33.9	33.9
Depreciation and amortization	8.4	8.5	10.8	4.8	3.4	35.9
EBITDA	66.6	14.2	36.7	52.8	(81.0)	89.3
Share and incentive based compensation	—	—	—	—	15.6	15.6
Restructuring and related charges	1.1	3.2	1.4	0.4	14.6	20.7
Transaction related charges	—	0.7	0.7	—	3.4	4.8
Loss on Energizer investment	—	—	—	—	33.2	33.2
Foreign currency translation on multicurrency divestiture loans	—	—	—	—	7.7	7.7
Other	—	0.1	0.2	0.1	1.2	1.6
Adjusted EBITDA	$67.7	$18.2	$39.0	$53.3	$(5.3)	$172.9
Net Sales	$354.6	$243.4	$221.7	$202.5	$—	$1,022.2
Adjusted EBITDA Margin	19.1%	7.5%	17.6%	26.3%	—%	16.9%
Page 16 / 17

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) to adjusted EBITDA for the nine month periods ended June 28, 2020 and June 30, 2019, including the calculation of adjusted EBITDA margin for each of the respective periods.

Nine Month Period Ended June 28, 2020 (in millions, except %)	HHI	HPC	GPC	H&G	Corporate	Consolidated
Net income from continuing operations	$130.0	$31.5	$9.7	$64.9	$(195.3)	$40.8
Income tax expense	—	—	—	—	35.3	35.3
Interest expense	—	—	—	—	106.5	106.5
Depreciation and amortization	25.1	26.5	35.1	15.4	11.0	113.1
EBITDA	155.1	58.0	44.8	80.3	(42.5)	295.7
Share and incentive based compensation	—	—	—	—	43.3	43.3
Restructuring and related charges	0.9	3.6	18.8	0.3	38.0	61.6
Transaction related charges	—	7.3	7.4	—	2.7	17.4
Loss on Energizer investment	—	—	—	—	8.2	8.2
Loss on assets held for sale	—	—	26.8	—	—	26.8
Write-off from impairment of intangible assets	—	—	24.2	—	—	24.2
Foreign currency translation on multicurrency divestiture loans	—	0.4	—	—	4.6	5.0
Salus	—	—	—	—	0.6	0.6
Salus CLO debt extinguishment	—	—	—	—	(76.2)	(76.2)
Other	—	0.1	0.1	—	0.2	0.4
Adjusted EBITDA	$156.0	$69.4	$122.1	$80.6	$(21.1)	$407.0
Net Sales	$908.4	$805.4	$684.2	$395.6	$—	$2,793.6
Adjusted EBITDA Margin	17.2%	8.6%	17.8%	20.4%	$—	14.6%

Nine Month Period Ended June 30, 2019 (in millions, except for %)	HHI	HPC	GPC	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$145.4	$(9.0)	$57.3	$70.8	$(372.1)	$(107.6)
Income tax expense	—	—	—	—	18.2	18.2
Interest expense	—	—	—	—	185.1	185.1
Depreciation and amortization	25.3	55.7	32.0	14.4	11.0	138.4
EBITDA	170.7	46.7	89.3	85.2	(157.8)	234.1
Share based compensation	—	—	—	—	38.7	38.7
Restructuring and related charges	4.3	4.7	6.4	1.4	25.4	42.2
Transaction related charges	0.9	6.3	1.6	—	7.6	16.4
GPC safety recall	—	—	0.7	—	—	0.7
Loss on Energizer investment	—	—	—	—	38.2	38.2
Foreign currency translation on multicurrency divestiture loans	—	—	—	—	29.5	29.5
Other	—	—	2.9	(0.7)	1.7	3.9
Adjusted EBITDA	$175.9	$57.7	$100.9	$85.9	$(16.7)	$403.7
Net Sales	$990.7	$782.3	$641.3	$394.9	$—	$2,809.2
Adjusted EBITDA Margin	17.8%	7.4%	15.7%	21.8%	—	14.4%
Page 17 / 17